Exhibit 10.3

                        LOI WITH SCIA TO ACQUIRE PROPERTY

                                LETTER OF INTENT

This Letter of Intent is made and entered into as of the 12th day of November, 2005, by and between Green Plains Renewable Energy, Inc. and the Shenandoah Chamber and Industry Association.

It is the intent of Green Plains Renewable Energy, Inc. to construct an ethanol plant that will produce in excess of 40,000,000 gallons of fuel grade ethanol annually. It is the intent of Green Plains Renewable Energy, Inc. to locate the plant in the North half of Section 25, Township 69 North, Range 40 West of the 5th PM, Fremont County, Iowa.

To accomplish this construction, Green Plains Renewable Energy, Inc. requires the acquisition of two parcels of land owned by the Shenandoah Chamber and Industry Association described as follows:

Parcel 1: 6.8 acres, more or less located north and west of the BNSF Railroad in the Southwest 1/4 of the Northeast 1/4 of Section 25, Township 69 North, Range 40 West of the 5th PM, Fremont County, Iowa.

AND:

Parcel 2: 4.1 acres, more or less located in the Northwest 1/4 of the Northeast 1/4 of Section 25, described as that land south and west of rail spur running form the BNSF Railroad, north and west to the Eaton Mfg. Plant, and east of land owned by Alberta A. Bryan, all in Township 69 North, Range 40 West of the 5th PM, Fremont County, Iowa.

It is agreed by Green Plains Renewable Energy, Inc., and the Shenandoah Chamber and Industry Association, that within 5 days from the date that Green Plains Renewable Energy, Inc. successfully completes and closes its anticipated equity fund drive and secures and closes the debt commitments that it will need to complete construction of the aforementioned ethanol Plant, the Shenandoah Chamber and Industry Association, will transfer its ownership in the above described real estate by Warranty Deed, free from all liens and encumbrances, to Green Plains Renewable Energy, Inc. for $1.00 and other valuable consideration.

In witness thereof, the parties have executed this Letter of Intent on the day and date first written above.

/s/ Gary Thien                                      /s/ Gregg Connell
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Green Plains Renewable Energy, Inc.                 Shenandoah Chamber and
By: Gary Thien, Vice President                      Industry Association
                                                    By: Gregg Connell,
                                                    Executive Vice President
/s/ Charles Millburg
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Shenandoah Chamber and Industry Association
By: Charles Millburg, President